Exhibit 10.14

# CONSULTING AGREEMENT

This Agreement is made as of this 7th day of July, 2008 by and between Harbrew Imports, Ltd., having its business office at 102 Buffalo Avenue Freeport, New York 11520 (the "Company") and New Century Capital Consultants, Inc. with its principal office located at 111 Great Neck Rd. Suite 300 Great Neck, NY 11021 , (the "Consultant").

WHEREAS, the Company desires to retain the Consultant and the Consultant desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth:

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1. Retention – The Company hereby retains the Consultant to perform non-exclusive consulting services related to the further development of the Company's business and a comprehensive marketing program, and the Consultant hereby accepts such retention and shall perform for the Company and the duties described herein, faithfully and to the best of its ability. In this regard, subject to paragraph 7 hereof, the Consultant shall devote such time and attention to the business of the Company, as shall be determined by the Consultant, subject to the direction of the President or Chief Executive Officer of the Company.

(i) The Consultant agrees, to the extent reasonably required in the conduct of the business of the Company, and at the Company's request, to place at the disposal of the Company its judgment and experience and to provide business development and marketing services to the Company.

2. Term – The Consultant's retention hereunder shall be for a term of twelve (12) months commencing on the date of this Agreement.

3 Compensation – In consideration for the performance of services to be rendered by Consultant for the benefit of the Company and in consideration for the services rendered hereunder, the Client hereby agrees to pay Consultant or its assignees as follows; 800,000 shares of Harbrew Imports, Ltd. common stock, Said shares shall be validly issued and registered or otherwise unrestricted as Free trading shares and delivered with an opinion letter from Legal Counsel to that affect.

4. Expenses – The Company agrees to reimburse the Consultant for reasonable expenses incurred by the Consultant in connection with the services rendered hereunder, including but not limited to the Consultant's due diligence activities with respect to the Company. Any such expenses shall require the prior written approval of the Company.

5. Indemnification – The company shall indemnify and hold harmless New Century Capital Consultants, Inc. and its directors, officers, employees, agents, attorneys and assigns from and against any and all losses, claims, costs, damages or liabilities(including the reasonable fees and expenses of legal counsel) to which any of them may become subject in connection with the investigation, defense or settlement of any actions or claims: (i) caused by any untrue statement or alleged untrue statement of any material fact contained in any of the Company's Disclosure Documents or the omission or alleged omission to state a material fact required to be stated in any such Disclosure Document or necessary to make the statements in any such Disclosure Document not misleading, provided such Disclosure Document was used by New Century Capital Consultants, Inc. in rendering any such Service hereunder; (ii) arising in any manner out of or in connection with the rendering of Services by New Century Capital Consultants, Inc. hereunder: or (iii) otherwise in connection with this Agreement; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, cost, damage or liability arises out of any breach of this Agreement by New Century Capital Consultants, Inc., or in any misrepresentation or alleged misrepresentation of the material facts provided to New Century Capital Consultants, Inc. by the Company or arising from acts of gross negligence or malfeasance by New Century Capital Consultants, Inc.

6. Status of Consultant – The Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

7. Other Activities of Consultant – The Company recognizes that the Consultant now renders and may continue to render consulting services to other companies, which may or may not conduct business and activities similar to those of the Company. The Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes. The Consultant shall give written notice to the Company upon acceptance of any agreement with other companies in similar industries and businesses. The Consultant agrees to maintain as confidential any information it procures in rendering consulting services hereunder regarding the Company that is not generally known to the public, and agrees to not transmit any of such information to: (i.) any employees of Consultant engaged in the trading of the Company's securities; or (ii) any competitors of the Company for whom Consultant performs consulting services.

The services to be rendered by Consultant to Company shall under NO circumstances include the following:

i. Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities requiring Consultant to be registered as a broker-dealer under the Securities Act of 1934.

ii. Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.

8. Control – Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation or By-Laws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct of the affairs of the Company.

9. Notices – Any notices hereunder shall be sent to the Company and the Consultant at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, or overnight receipted delivery service (such as Federal Express) and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change in address in the manner herein provided.

10. Governing Law – This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without regard to conflicts of laws.

11. Entire Agreement – This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties.

12. Binding Effect – This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors, and assigns.

13. Termination – Either party may terminate this Agreement in writing. This agreement may be terminated for any reason, with 30 days prior written notice. Consultant will keep any and all warrants up to the date of termination.

Subject to Board Approval,

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Harbrew Imports, Ltd.

Richard J. DeCicco, President

Stephen Apolant, President